Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054	Contact:
www.svb.com	Meghan O'Leary
Investor Relations
For release at 1:00 P.M. (Pacific Time)	(408) 654-6364
July 27, 2017

NASDAQ: SIVB
SVB FINANCIAL GROUP ANNOUNCES 2017 SECOND QUARTER FINANCIAL RESULTS

SANTA CLARA, Calif. — July 27, 2017 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the second quarter ended June 30, 2017.

Consolidated net income available to common stockholders for the second quarter of 2017 was $123.2 million, or $2.32 per diluted common share, compared to $101.5 million, or $1.91 per diluted common share, for the first quarter of 2017 and $93.0 million, or $1.78 per diluted common share, for the second quarter of 2016. Consolidated net income available to common stockholders for the six months ended June 30, 2017 was $224.7 million, or $4.22 per diluted common share, compared to $172.1 million, or $3.30 per diluted common share, for the comparable 2016 period.

“Our strong earnings growth in the second quarter was driven by higher net interest income, increased warrant gains, strong client funds growth, and solid credit," said Greg Becker, President and CEO of SVB Financial Group. "Our client activity and pace of new client acquisitions remain robust, notwithstanding intense competition both from banks and non-banks and a lack of clarity on potential tax and regulatory reform. We see healthy momentum as we enter the second half of the year and, despite some adjustments to our outlook, remain positive about our growth prospects for 2017 and beyond."

Highlights of our second quarter 2017 results (compared to first quarter 2017, unless otherwise noted) included:

•	Average loan balances of $20.5 billion, an increase of $0.4 billion (or 2.2 percent).

•	Period-end loan balances of $21.0 billion, an increase of $0.6 billion (or 2.7 percent).

•	Average fixed income investment securities of $21.5 billion, an increase of $0.4 billion (or 1.8 percent).

•	Period-end fixed income investment securities of $22.0 billion, an increase of $1.0 billion (or 4.8 percent).

•
Average total client funds (on-balance sheet deposits and off-balance sheet client investment funds) increased $5.1 billion (or 6.0 percent) to $91.2 billion, with average off-balance sheet client investment funds increasing by $3.0 billion (or 6.5 percent) and average on-balance sheet deposits increasing by $2.1 billion (or 5.5 percent).

•
Period-end total client funds increased $6.9 billion (or 7.8 percent) to $94.4 billion, with period-end off-balance sheet client investment funds increasing by $5.5 billion (or 11.8 percent) and period-end on-balance sheet deposits increasing by $1.4 billion (or 3.4 percent).

•	Net interest income (fully taxable equivalent basis) of $343.2 million, an increase of $32.9 million (or 10.6 percent).

•	Provision for credit losses[1] of $15.8 million, compared to $30.7 million.

•
Gains on investment securities of $17.6 million, compared to $16.0 million. Non-GAAP gains on investment securities, net of noncontrolling interests, were $8.2 million, compared to $9.5 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)

•	Gains on equity warrant assets of $10.8 million, compared to $6.7 million.

•
Noninterest income of $128.5 million, an increase of $10.8 million (or 9.2 percent). Non-GAAP core fee income increased $4.7 million (or 5.7 percent) to $87.3 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)

•	Noninterest expense of $251.2 million, an increase of $13.6 million (or 5.7 percent).

•
Income tax expense included a $7.0 million, and a $6.1 million, benefit for the second and first quarters of 2017, respectively, related to new accounting guidance, adopted in the first quarter of 2017, for the tax impact associated with excess tax benefits related to employee share-based compensation. (See "Income Tax Expense" for further details.)

(1)
As of the first quarter of 2017, our consolidated statements of income have been modified from prior periods’ presentation to conform to the current period presentation to reflect our provision for loan losses and provision for unfunded credit commitments together as our “provision for credit losses”. In prior periods, our provision for unfunded credit commitments was reported separately as a component of noninterest expense.

Second Quarter 2017 Summary

(Dollars in millions, except share data, employees and ratios)	Three months ended					Six months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Income statement:
Diluted earnings per common share (1)	$2.32	$1.91	$1.89	$2.12	$1.78	$4.22	$3.30
Net income available to common stockholders (1)	123.2	101.5	99.5	111.1	93.0	224.7	172.1
Net interest income	342.7	310.0	296.6	289.2	283.3	652.7	564.8
Provision for credit losses (2)	15.8	30.7	16.5	20.0	36.7	46.5	70.2
Noninterest income	128.5	117.7	113.5	144.1	112.8	246.2	198.9
Noninterest expense	251.2	237.6	235.2	220.8	199.9	488.9	403.8
Non-GAAP core fee income (3)	87.3	82.6	84.6	80.5	74.5	169.8	151.0
Non-GAAP noninterest income, net of noncontrolling interests (3)	119.0	111.1	109.1	139.5	111.2	230.1	200.0
Non-GAAP noninterest expense, net of noncontrolling interests (3)	251.0	237.5	234.9	220.7	199.7	488.5	403.7
Fully taxable equivalent:
Net interest income (4)	$343.2	$310.3	$296.9	$289.4	$283.6	$653.5	$565.4
Net interest margin	3.00%	2.88%	2.73%	2.75%	2.73%	2.94%	2.70%
Balance sheet:
Average total assets	$47,549.4	$45,301.0	$44,933.7	$43,451.3	$43,370.0	$46,431.4	$43,780.1
Average loans, net of unearned income	20,508.5	20,069.3	19,260.7	18,647.2	18,199.3	20,290.1	17,605.8
Average available-for-sale securities	12,393.1	12,550.3	12,505.1	12,743.7	13,399.3	12,471.2	14,046.0
Average held-to-maturity securities	9,128.4	8,600.2	7,730.5	8,003.8	8,382.8	8,865.8	8,520.8
Average noninterest-bearing demand deposits	34,629.1	32,709.4	32,663.8	30,522.3	30,342.4	33,674.5	30,781.0
Average interest-bearing deposits	7,509.6	7,249.1	7,033.7	7,387.4	7,817.5	7,380.1	7,933.1
Average total deposits	42,138.6	39,958.5	39,697.4	37,909.8	38,160.0	41,054.6	38,714.0
Average long-term debt	780.2	795.6	795.9	796.2	796.5	787.9	796.6
Period-end total assets	48,400.4	46,413.3	44,683.7	43,274.0	43,132.7	48,400.4	43,132.7
Period-end loans, net of unearned income	20,976.5	20,427.5	19,899.9	19,112.3	18,833.8	20,976.5	18,833.8
Period-end available-for-sale securities	12,071.1	12,384.0	12,620.4	12,665.7	13,058.6	12,071.1	13,058.6
Period-end held-to-maturity securities	9,938.4	8,615.7	8,427.0	7,791.9	8,200.4	9,938.4	8,200.4
Period-end non-marketable and other securities	630.7	635.6	622.6	625.2	664.1	630.7	664.1
Period-end noninterest-bearing demand deposits	35,046.4	33,587.9	31,975.5	31,029.0	30,287.8	35,046.4	30,287.8
Period-end interest-bearing deposits	7,418.9	7,491.8	7,004.4	7,160.4	7,308.7	7,418.9	7,308.7
Period-end total deposits	42,465.3	41,079.7	38,979.9	38,189.4	37,596.6	42,465.3	37,596.6
Off-balance sheet:
Average client investment funds	$49,109.4	$46,130.2	$44,966.8	$43,105.5	$42,883.3	$47,619.8	$42,677.5
Period-end client investment funds	51,897.5	46,434.8	45,797.8	43,343.7	43,072.4	51,897.5	43,072.4
Total unfunded credit commitments	16,786.8	16,082.3	16,743.2	16,297.1	15,502.5	16,786.8	15,502.5
Earnings ratios:
Return on average assets (annualized)(5)	1.04%	0.91%	0.88%	1.02%	0.86%	0.98%	0.79%
Return on average SVBFG stockholders’ equity (annualized) (6)	12.75	11.03	10.77	12.32	10.83	11.91	10.22
Asset quality ratios:
Allowance for loan losses as a % of total gross loans	1.12%	1.18%	1.13%	1.25%	1.29%	1.12%	1.29%
Allowance for loan losses for performing loans as a % of total gross performing loans	0.93	0.94	0.94	1.03	0.98	0.93	0.98
Gross charge-offs as a % of average total gross loans (annualized)	0.49	0.28	0.52	0.52	0.45	0.39	0.53
Net charge-offs as a % of average total gross loans (annualized)	0.44	0.25	0.44	0.48	0.43	0.34	0.46
Other ratios:
GAAP operating efficiency ratio (7)	53.32%	55.57%	57.35%	50.95%	50.48%	54.39%	52.88%
Non-GAAP operating efficiency ratio (3)	54.32	56.35	57.87	51.45	50.58	55.28	52.75
SVBFG CET 1 risk-based capital ratio	13.05	13.05	12.80	12.75	12.43	13.05	12.43
Bank CET 1 risk-based capital ratio	12.59	12.75	12.65	12.77	12.57	12.59	12.57

SVBFG total risk-based capital ratio	14.39	14.45	14.21	14.22	13.92	14.39	13.92
Bank total risk-based capital ratio	13.59	13.80	13.66	13.83	13.65	13.59	13.65
SVBFG tier 1 leverage ratio	8.40	8.51	8.34	8.35	8.08	8.40	8.08
Bank tier 1 leverage ratio	7.66	7.81	7.67	7.74	7.56	7.66	7.56
Period-end loans, net of unearned income, to deposits ratio	49.40	49.73	51.05	50.05	50.09	49.40	50.09
Average loans, net of unearned income, to average deposits ratio	48.67	50.23	48.52	49.19	47.69	49.42	45.48
Book value per common share (8)	$74.02	$71.80	$69.71	$69.02	$67.38	$74.02	$67.38
Other statistics:
Average full-time equivalent employees	2,372	2,345	2,303	2,255	2,182	2,358	2,171
Period-end full-time equivalent employees	2,380	2,347	2,311	2,280	2,188	2,380	2,188

(1)
Included in diluted earnings per common share and net income available to common stockholders for the three months ended March 31, 2017, and for the three and six months ended June 30, 2017, are tax benefits recognized associated with the adoption of Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting in the first quarter of 2017. This guidance was adopted on a prospective basis with no changes to prior period amounts. (See "Income Tax Expense" for further details).

(2)
As of the first quarter of 2017, our consolidated statements of income have been modified from prior periods’ presentation to conform to the current period presentation to reflect our provision for loan losses and provision for unfunded credit commitments together as our “provision for credit losses”. In prior periods, our provision for unfunded credit commitments was reported separately as a component of noninterest expense.

(3)
To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of these non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

(4)
Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 35.0 percent. The taxable equivalent adjustments were $0.5 million for the quarter ended June 30, 2017 and $0.3 million for each of the quarters ended March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016. The taxable equivalent adjustments were $0.8 million and $0.6 million for the six months ended June 30, 2017 and June 30, 2016, respectively.

(5)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and year-to-date average assets.

(6)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and year-to-date average SVBFG stockholders’ equity.

(7)	Ratio is calculated by dividing noninterest expense by total net interest income plus noninterest income.

(8)	Book value per common share is calculated by dividing total SVBFG stockholders’ equity by total outstanding common shares.
Net Interest Income and Margin

Net interest income, on a fully taxable basis, was $343.2 million for the second quarter of 2017, compared to $310.3 million for the first quarter of 2017. The $32.9 million increase from the first quarter of 2017 to the second quarter of 2017, was attributable primarily to the following:

•
An increase in interest income from loans of $22.9 million to $250.2 million for the second quarter of 2017. The increase was reflective primarily of the impact of rising interest rates, loan growth and one extra day in the quarter (compared to the first quarter of 2017). Overall loan yields increased 30 basis points to 4.89 percent, due to an increase in gross loan yields of 21 basis points to 4.25 percent, which includes four basis points for interest recoveries from nonperforming loans, and an increase in loan fee yields of nine basis points. The increase in gross loan yields is reflective primarily of the benefit of interest rate increases. Loan fee yields increased $5.8 million primarily as a result of higher income from loan prepayments.

•
An increase in interest income from our fixed income investment securities in our available-for-sale ("AFS") and held-to-maturity ("HTM") portfolios of $6.1 million to $96.9 million for the second quarter of 2017. Net interest income from our fixed income investment securities portfolio increased $7.0 million, offset by a net increase of $0.9 million in premium amortization expense. The increase in net interest income is primarily reflective of continued reinvestment of maturing fixed income investment securities at higher rates as well as an increase in average fixed income investments of $0.4 billion, driven by the growth in average deposits. Our overall yields from investment securities increased seven basis points to 1.81 percent, primarily attributable to the higher reinvestment rates, offset by a three basis point yield impact from the increase in net premium amortization expense.

•
An increase in interest income from short-term investment securities of $4.2 million for the second quarter of 2017. The increase was due primarily to an increase of $1.2 billion in average interest-earning Federal Reserve cash balances as a result of a $2.2 billion increase in average deposit balances during the quarter and from the impact of the recent increases in the target federal funds rate.

Net interest margin, on a fully taxable equivalent basis, was 3.00 percent for the second quarter of 2017, compared to 2.88 percent for the first quarter of 2017. Our net interest margin increased primarily as a result of the impact of rising interest rates, partially offset by higher levels of lower yielding interest-earning cash making up a larger percentage of our interest-earning portfolio during the quarter. The higher levels of cash resulted from strong deposit growth relative to loan and investment growth during the quarter. Average loans and average fixed income investments represented 45 percent and 47 percent, respectively, of interest earning assets for the second quarter of 2017, compared to 46 percent and 48 percent, respectively, for the first quarter of 2017.

For the second quarter of 2017, 89.4 percent, or $18.6 billion, of our average gross loans were variable-rate loans that adjust at prescribed measurement dates upon a change in prime-lending rates or other variable-rate indices. Average variable-rate gross loans were 89.1 percent, or $18.1 billion, for the first quarter of 2017. Approximately 10 percent of these variable-rate loans, consisting primarily of our consumer real estate loans, will not reprice in 2017 and, as a result, the impact of increases in short-term interest rates will be delayed for these loans.
Investment Securities

Our investment securities portfolio consists of: (i) an AFS portfolio and a HTM portfolio, both of which represent primarily interest-earning fixed income investment securities and are managed to earn an appropriate portfolio yield over the long-term while maintaining sufficient liquidity and addressing our asset/liability management objectives; and (ii) a non-marketable and other securities portfolio, which primarily represents investments managed as part of our funds management business. Our total average fixed income investment securities portfolio increased $0.4 billion, or 1.8 percent, to $21.5 billion for the quarter ended June 30, 2017. Our total period-end fixed income investment securities portfolio increased $1.0 billion, or 4.8 percent, to $22.0 billion at June 30, 2017. The duration of our fixed income investment securities portfolio was 2.6 years and 2.5 years at June 30, 2017 and March 31, 2017, respectively. Our period-end non-marketable and other securities decreased $4.9 million to $630.7 million ($506.2 million net of noncontrolling interests) at June 30, 2017.

Available-for-Sale Securities

Average AFS securities were $12.4 billion for the second quarter of 2017 compared to $12.6 billion for the first quarter of 2017. Period-end AFS securities were $12.1 billion at June 30, 2017 compared to $12.4 billion at March 31, 2017. The decrease in average and period-end AFS securities balances from the first quarter of 2017 to the second quarter of 2017 was due primarily to $0.9 billion in portfolio paydowns and maturities partially offset by purchases of $0.6 billion of agency backed mortgage securities and U.S. Treasury securities. The weighted-average duration of our AFS securities portfolio was 1.9 years at both June 30, 2017 and March 31, 2017.

Held-to-Maturity Securities

Average HTM securities were $9.1 billion for the second quarter of 2017, compared to $8.6 billion for the first quarter of 2017. Period-end HTM securities were $9.9 billion at June 30, 2017, compared to $8.6 billion at March 31, 2017. The $1.3 billion increase in period-end HTM security balances from the first quarter of 2017 to the second quarter of 2017 was due to new purchases of $1.7 billion primarily in agency backed mortgage securities in the last month of the quarter, partially offset by $0.4 billion in portfolio paydowns and maturities. The weighted-average duration of our HTM securities portfolio was 3.4 years and 3.3 years at June 30, 2017 and March 31, 2017, respectively.

Non-Marketable and Other Securities

Our non-marketable and other securities portfolio primarily represents investments in venture capital and private equity funds, our China joint venture bank, debt funds, private and public portfolio companies and investments in qualified affordable housing projects.
Non-marketable and other securities decreased $4.9 million to $630.7 million ($506.2 million net of noncontrolling interests) at June 30, 2017, compared to $635.6 million ($509.3 million net of noncontrolling interests) at March 31, 2017. Reconciliations of our non-GAAP non-marketable and other securities, net of noncontrolling interests, are provided under the section “Use of Non-GAAP Financial Measures." The decrease in our non-marketable and other securities portfolio was reflective primarily of distributions from our strategic and other investments and managed funds of funds investments, partially offset by valuation increases in our managed funds of funds investments.

Loans

Average loans (net of unearned income) increased by $0.4 billion to $20.5 billion for the second quarter of 2017, compared to $20.1 billion for the first quarter of 2017. Period-end loans (net of unearned income) increased by $0.6 billion to $21.0 billion at June 30, 2017, compared to $20.4 billion at March 31, 2017. Average and period-end loan growth came primarily from our private equity/venture capital and private bank portfolios reflective of our continued success in working with private equity/venture capital firms and focus on products and services offered to private equity/venture capital professionals and executive leaders of the innovation companies they support.

Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million remained flat at $9.3 billion at both June 30, 2017 and March 31, 2017, which represents 44.3 percent and 45.4 percent of total gross loans, respectively. Further details are provided under the section “Loan Concentrations."

Credit Quality

The following table provides a summary of our allowance for loan losses and our allowance for unfunded credit commitments:

	Three months ended			Six months ended
(Dollars in thousands, except ratios)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Allowance for loan losses, beginning balance	$243,130	$225,366	$230,249	$225,366	$217,613
Provision for loan losses (1)	15,185	29,679	36,333	44,864	69,674
Gross loan charge-offs	(25,081)	(14,030)	(20,676)	(39,111)	(46,850)
Loan recoveries	2,535	1,792	1,261	4,327	6,074
Foreign currency translation adjustments	727	323	(2,444)	1,050	(1,788)
Allowance for loan losses, ending balance	$236,496	$243,130	$244,723	$236,496	$244,723
Allowance for unfunded credit commitments, beginning balance	46,335	45,265	34,541	45,265	34,415
Provision for unfunded credit commitments (1)	621	1,055	413	1,676	547
Foreign currency translation adjustments	44	15	(65)	59	(73)
Allowance for unfunded credit commitments, ending balance (2)	$47,000	$46,335	$34,889	$47,000	$34,889
Ratios and other information:
Provision for loan losses as a percentage of period-end total gross loans (annualized)	0.29%	0.59%	0.77%	0.43%	0.74%
Gross loan charge-offs as a percentage of average total gross loans (annualized)	0.49	0.28	0.45	0.39	0.53
Net loan charge-offs as a percentage of average total gross loans (annualized)	0.44	0.25	0.43	0.34	0.46
Allowance for loan losses as a percentage of period-end total gross loans	1.12	1.18	1.29	1.12	1.29
Provision for credit losses (1)	$15,806	$30,734	$36,746	$46,540	$70,221
Period-end total gross loans	21,103,946	20,548,651	18,949,902	21,103,946	18,949,902
Average total gross loans	20,632,237	20,189,562	18,310,189	20,412,123	17,716,954
Allowance for loan losses for nonaccrual loans	40,558	50,395	59,856	40,558	59,856
Nonaccrual loans	120,172	138,764	124,319	120,172	124,319

(1)
As of the first quarter of 2017, our consolidated statements of income have been modified from prior periods’ presentation to conform to the current period's presentation to reflect our provision for loan losses and provision for unfunded credit commitments together as our “provision for credit losses.”

(2)	The “allowance for unfunded credit commitments” is included as a component of “other liabilities.”
Our allowance for loan losses decreased $6.6 million due primarily to lower specific reserves for nonaccrual loans as a result of charge-offs and repayments as well as improved credit quality in our performing loan portfolio. As a percentage of total gross loans, our allowance for loan losses was 1.12 percent at June 30, 2017 and 1.18 percent at March 31, 2017.

Our provision for credit losses was $15.8 million for the second quarter of 2017, consisting of a provision for loan losses of $15.2 million and a provision for unfunded credit commitments of $0.6 million.

Our provision for loan losses of $15.2 million for the second quarter of 2017, primarily reflects $12.7 million in net new specific reserves for nonaccrual loans and a $5.0 million increase in reserves for period-end loan growth, offset by a $2.5 million benefit from improved credit quality and the continued shift in our loan portfolio to private equity/venture capital loans, which tend to be of higher credit quality.

Our provision for unfunded credit commitments of $0.6 million for the second quarter of 2017 was driven primarily by an increase of $0.7 billion in unfunded credit commitment balances.

Gross loan charge-offs were $25.1 million for the second quarter of 2017, of which $5.5 million was not specifically reserved for at March 31, 2017. Gross loan charge-offs included two Corporate Finance client loans in our software/internet loan portfolio totaling $13.0 million and $11.7 million from early-stage clients, primarily from our software/internet and life science/healthcare loan portfolios. Our loan recoveries during the second quarter were $2.5 million.

Nonaccrual loans were $120.2 million at June 30, 2017, compared to $138.8 million at March 31, 2017. Our nonaccrual loan balance decreased $18.6 million as a result of $22.8 million of charge-offs and $17.8 million of repayments, partially offset by $22.0 million of new nonaccrual loans. New nonaccrual loans of $22.0 million were mostly attributable to clients in our software/internet loan portfolio.

The allowance for loan losses for nonaccrual loans decreased by $9.8 million to $40.6 million in the second quarter of 2017. The decrease was due to $19.0 million of charge-offs, partially offset by $13.0 million of new nonaccrual loan reserves. New nonaccrual loan reserves of $13.0 million were mostly attributable to clients in our software/internet loan portfolio.

Client Funds

Our total client funds consist of both on-balance sheet deposits and off-balance sheet client investment funds. Average total client funds were $91.2 billion for the second quarter of 2017, compared to $86.1 billion for the first quarter of 2017. Period-end total client funds were $94.4 billion at June 30, 2017, compared to $87.5 billion at March 31, 2017.

Average Total Client Funds

Average off-balance sheet client investment funds were $49.1 billion for the second quarter of 2017, compared to $46.1 billion for the first quarter of 2017. Average on-balance sheet deposits were $42.1 billion for the second quarter of 2017, compared to $40.0 billion for the first quarter of 2017. The increase of $5.1 billion in average total client funds from the first quarter of 2017 to the second quarter of 2017 was primarily driven by a healthy equity funding environment across all segments and robust activities in the secondary public offering market with our Private Equity Division as the leading portfolio contributor to this growth.

Period-End Total Client Funds

Period-end off-balance sheet client investment funds were $51.9 billion at June 30, 2017, compared to $46.4 billion at March 31, 2017. Period-end deposits were $42.5 billion at June 30, 2017, compared to $41.1 billion at March 31, 2017. Our Growth and Accelerator, Private Equity Division and Life Science portfolios contributed to the increase of $6.9 billion in period-end total client funds from the first quarter of 2017 to the second quarter of 2017. We saw a $2.3 billion increase from our Growth and Accelerator portfolios primarily driven by strong equity funding activity as well as a $1.8 billion increase in our Private Equity Division and a $1.0 billion increase in our Life Science portfolios, reflective of the healthy equity funding and robust secondary public offering market activities, respectively.
Noninterest Income

Noninterest income was $128.5 million for the second quarter of 2017, compared to $117.7 million for the first quarter of 2017. Non-GAAP noninterest income, net of noncontrolling interests was $119.0 million for the second quarter of 2017, compared to $111.1 million for the first quarter of 2017. (See reconciliations of non-GAAP measures used under the section "Use of Non-GAAP Financial Measures.")

The increase of $10.8 million ($7.9 million net of noncontrolling interests) in noninterest income from the first quarter of 2017 to the second quarter of 2017 was attributable primarily to higher net gains on equity warrant assets and investment securities and an increase in client investment fees. Items impacting noninterest income for the second quarter of 2017 were as follows:

•
Gains on investment securities of $17.6 million for the second quarter of 2017, compared to $16.0 million for the first quarter of 2017. Net of noncontrolling interests, non-GAAP net gains on investment securities were $8.2 million for the second quarter of 2017, compared to $9.5 million for the first quarter of 2017. The non-GAAP net gains, net of noncontrolling interests, of $8.2 million for the second quarter of 2017 were driven by the following:

◦
Gains of $4.9 million from our strategic and other investments, comprised primarily of realized gains from distributions from our strategic venture capital fund investments reflective of prior years' IPO activity, partially offset by losses in our other investments portfolio, and

◦
Gains of $2.7 million from our managed funds of funds portfolio, related primarily to net unrealized valuation increases in the investments held by the funds driven by IPO and M&A activity during the second quarter of 2017.

As of June 30, 2017, we directly or indirectly (through 4 of our consolidated managed investment funds) held investments in 284 venture capital funds, 85 companies and 4 debt funds.
The following tables provide a summary of non-GAAP net gains (losses) on investment securities, net of noncontrolling interests, for the three months ended June 30, 2017 and March 31, 2017, respectively:

	Three months ended June 30, 2017
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
GAAP gains (losses) on investment securities, net	$12,145	$69	$682	$(123)	$4,857	$17,630
Less: income (loss) attributable to noncontrolling interests, including carried interest allocation	9,490	(25)	—	—	—	9,465
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$2,655	$94	$682	$(123)	$4,857	$8,165

	Three months ended March 31, 2017
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
GAAP gains (losses) on investment securities, net	$10,033	$96	$(431)	$608	$5,664	$15,970
Less: income attributable to noncontrolling interests, including carried interest allocation	6,420	42	—	—	—	6,462
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$3,613	$54	$(431)	$608	$5,664	$9,508

•
Net gains on equity warrant assets were $10.8 million for the second quarter of 2017, compared to $6.7 million for the first quarter of 2017. Net gains on equity warrant assets for the second quarter of 2017 were attributable primarily to $8.3 million from net valuation gains in our private company warrant portfolio reflective of the healthy equity funding environment during the quarter, compared to net gains of $8.0 million from warrant exercises reflective of M&A activity, partially offset by valuation declines primarily in our private portfolio, for the first quarter of 2017.

At June 30, 2017, we held warrants in 1,808 companies with a total fair value of $131.8 million. Warrants in 15 companies each had fair values greater than $1.0 million and collectively represented $39.4 million, or 30.0 percent, of the fair value of the total warrant portfolio at June 30, 2017. The gains from our equity warrant assets resulting from changes in valuations are currently unrealized, and the extent to which such gains (or losses) will become realized is subject to a variety of factors, including among other things, performance of the underlying portfolio companies, investor demand for IPOs, fluctuations in the underlying valuation of these companies, levels of M&A activity, and legal and contractual restrictions on our ability to sell the underlying securities.

The following table provides a summary of our net gains on equity warrant assets:

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Equity warrant assets:
Gains on exercises, net	$3,121	$7,956	$(1,487)	$11,345	$5,585
Cancellations and expirations	(571)	(634)	(769)	(1,129)	(1,384)
Changes in fair value, net	8,270	(632)	7,345	7,294	7,494
Total net gains on equity warrant assets	$10,820	$6,690	$5,089	$17,510	$11,695
Non-GAAP core fee income (foreign exchange fees, credit card fees, deposit service charges, lending related fees, client investment fees and letters of credit fees) increased $4.7 million to $87.3 million for the second quarter of 2017, compared to $82.6 million for the first quarter of 2017.
The following table provides a summary of our non-GAAP core fee income:

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Non-GAAP core fee income:
Foreign exchange fees	$26,108	$26,247	$24,088	$52,355	$51,054
Credit card fees	18,099	17,730	15,424	35,829	30,931
Deposit service charges	14,563	13,975	13,114	28,538	25,786
Client investment fees	12,982	9,026	8,012	22,008	16,007
Lending related fees	8,509	8,961	7,802	17,470	15,615
Letters of credit and standby letters of credit fees	7,006	6,639	6,014	13,645	11,603
Total Non-GAAP core fee income	$87,267	$82,578	$74,454	$169,845	$150,996

The increase in non-GAAP core fee income from the first quarter of 2017 to the second quarter of 2017 was primarily the result of an increase in client investment fees of $4.0 million driven by higher client investment funds balances, improved spreads due to increases in general market rates and the reintroduction of fees that had been previously waived due to the low rate environment. Foreign exchange fees and credit card fees were flat compared to first quarter of 2017 as both were impacted by lower spreads from pricing pressures despite increases in transaction volume.
Reconciliations of our non-GAAP noninterest income, non-GAAP net gains on investment securities and non-GAAP core fee income are provided under the section “Use of Non-GAAP Financial Measures.”
Noninterest Expense

Noninterest expense was $251.2 million for the second quarter of 2017, compared to $237.6 million for the first quarter of 2017. The increase of $13.6 million in noninterest expense consisted primarily of increases in our compensation and benefits expense, professional services, premises and equipment and business development and travel in the second quarter of 2017 compared to the first quarter of 2017. The increases are reflective of the following:

•
Increase in overall total compensation and benefits expense of $7.7 million, excluding the impact of $5.9 million of first quarter seasonal expenses, resulting in a net increase of $1.8 million in total compensation and benefits expense. The increase in overall total compensation and benefits expenses included increased salaries and wages for staffing to support our growth and related initiatives as well as higher incentive compensation related to the trend of our improving return on equity ("ROE") relative to our peers,

•	Increase of $7.8 million related to investments in business development, projects, systems and technology to support our revenue growth and related initiatives as well as other operating costs, and

•	Increase of $2.7 million to enhance our risk and compliance infrastructure to support our momentum as we continue our growth both domestically and globally.

The following table provides a summary of our compensation and benefits expense:

	Three months ended			Six months ended
(Dollars in thousands, except employees)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Compensation and benefits:
Salaries and wages	$68,029	$66,859	$60,353	$134,888	$119,739
Incentive compensation plans	35,633	32,674	22,644	68,307	47,610
Employee stock ownership plan ("ESOP")	1,191	1,145	(365)	2,335	1,297
Other employee incentives and benefits (1)	44,120	46,498	32,948	90,619	69,196
Total compensation and benefits	$148,973	$147,176	$115,580	$296,149	$237,842
Period-end full-time equivalent employees	2,380	2,347	2,188	2,380	2,188
Average full-time equivalent employees	2,372	2,345	2,182	2,358	2,171

(1)
Other employee incentives and benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), warrant and retention plans, agency fees and other employee-related expenses.

Income Tax Expense

Our effective tax rate was 36.8 percent for the second quarter of 2017, compared to 33.6 percent for the first quarter of 2017. Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.
The effective tax rate for the second and first quarters of 2017 include the recognition of a tax benefit of $7.0 million and $6.1 million, respectively, due to the adoption and implementation of Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting, in the first quarter of 2017. The new guidance requires tax impacts from employee share-based transactions to be recognized in the provision for income taxes rather than additional paid-in-capital in stockholders' equity required under the previous guidance.
The increase in our effective tax rate for the second quarter of 2017 is due to the recognition of a one-time tax benefit of $4.7 million (or 3.1 percent) included in our first quarter effective tax rate reflective of the return of tax funds related to a prior years' tax return.
Excluding the impact of these tax items, we expect the annual effective tax rate for 2017 to be comparable to the full-year 2016 effective tax rate.
Noncontrolling Interests

Included in net income is income and expense related to noncontrolling interests. The relevant amounts allocated to investors in our consolidated subsidiaries, other than us, are reflected under “Net (Income) Loss Attributable to Noncontrolling Interests” in our statements of income. The following table provides a summary of net income attributable to noncontrolling interests:

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net interest income (1)	$(10)	$(7)	$(55)	$(17)	$(58)
Noninterest (income) loss (1)	(9,264)	(5,454)	(1,176)	(14,718)	2,577
Noninterest expense (1)	223	169	258	392	167
Carried interest allocation (2)	(272)	(1,105)	(443)	(1,377)	(1,525)
Net (income) loss attributable to noncontrolling interests	$(9,323)	$(6,397)	$(1,416)	$(15,720)	$1,161

(1)	Represents noncontrolling interests’ share in net interest income, noninterest income and noninterest expense.

(2)	Represents the preferred allocation of income (or change in income) earned by us as the general partner of certain consolidated funds.
Net income attributable to noncontrolling interests was $9.3 million for the second quarter of 2017, compared to $6.4 million for the first quarter of 2017. Net income attributable to noncontrolling interests of $9.3 million for the second quarter of 2017 was primarily a result of net gains on investment securities (including carried interest allocation) from our managed funds of funds portfolio related to net unrealized valuation increases in the investments held by the funds driven primarily by IPO and M&A activity during the second quarter of 2017.
SVBFG Stockholders’ Equity

Total SVBFG stockholders’ equity increased by $135.1 million to $3.9 billion at June 30, 2017, compared to $3.8 billion at March 31, 2017, due to net income of $123.2 million and an increase in additional paid-in capital of $15.0 million attributable primarily to amortization of share-based compensation and common stock issued under employee benefit plans.

Capital Ratios

Overall our risk-based capital ratios decreased as of June 30, 2017, compared to the same ratios as of March 31, 2017. The decreases in our risk-based capital ratios were the result of proportionally higher increases in risk-weighted assets compared to the increases in our capital during second quarter of 2017. The growth in risk-weighted assets was primarily due to loan growth and an increase in fixed income investments, partially offset by an increase in capital during the second quarter of 2017, primarily from net income. Additionally, the decrease in the Bank's capital ratios reflected a $20.0 million cash dividend paid by the Bank to our bank holding company, SVB Financial Group, during the second quarter of 2017. SVB Financial Group and the Bank's tier 1 leverage ratios decreased as of June 30, 2017, compared to March 31, 2017, due to increases in average assets resulting from deposit growth during the second quarter of 2017.

All of our reported capital ratios remain above the levels considered to be “well capitalized” under applicable banking regulations. See the "SVB Financial and Bank Capital Ratios" section, at the end of this release, for all capital ratios.

Outlook for the Year Ending December 31, 2017

Our outlook for the year ending December 31, 2017 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year results of our significant forecasted activities. Except for the items noted below, we do not provide our outlook for certain items (such as gains or losses from warrants and investment securities) where the timing or financial impact are uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook and the underlying assumptions presented below are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, which are discussed below under the section “Forward-Looking Statements.”

For the full year ending December 31, 2017, compared to our full year 2016 results, we currently expect the following outlook: (Note that the outlook below includes: (i) the expected impact of the March 15, 2017 and June 15, 2017 increases of the target federal funds rate by the Federal Reserve of 25 basis points each and no assumptions about any further interest rate changes and (ii) management updates to certain 2017 outlook metrics we previously disclosed on April 27, 2017.)

	Current full year 2017 outlook compared to 2016 results (as of July 27, 2017)	Change in outlook compared to outlook reported as of April 27, 2017
Average loan balances	Increase at a percentage rate in the mid-teens	Outlook decreased to mid-teens from previous outlook of high teens
Average deposit balances	Increase at a percentage rate in the high-single digits	Outlook increased to high-single digits from previous outlook of mid-single digits
Net interest income (1)	Increase at a percentage rate in the high teens to low twenties	Outlook increased to high teens to low twenties from previous outlook of high teens
Net interest margin (1)	Between 3.00% and 3.10%	Outlook narrowed to 3.00% and 3.10% from previous outlook of 2.90% and 3.10%
Allowance for loan losses for total gross performing loans as a percentage of total gross performing loans	Comparable to 2016 levels	No change from previous outlook
Net loan charge-offs	Between 0.30% and 0.50% of average total gross loans	No change from previous outlook
Nonperforming loans as a percentage of total gross loans	Between 0.60% and 0.80% of total gross loans	No change from previous outlook
Core fee income (foreign exchange fees, deposit service charges, credit card fees, lending related fees, client investment fees and letters of credit fees) (2)	Increase at a percentage rate in the mid-teens	Outlook decreased to mid-teens from previous outlook of high teens
Noninterest expense (excluding expenses related to noncontrolling interests) (3) (4)	Increase at a percentage rate in the low teens	Outlook increased to low teens from previous outlook of low double digits

(1)
Our outlook for net interest income and net interest margin is based primarily on management's current forecast of average deposit and loan balances and deployment of surplus cash into investment securities. Such forecasts are subject to change, and actual results may differ, based on market conditions, actual prepayment rates and other factors described under the section "Forward-Looking Statements" below.

(2)
Core fee income is a non-GAAP measure, which represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP core fee income to GAAP noninterest income for fiscal 2017 is included in this release, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of this measure.

(3)
Noninterest expense (excluding expenses related to noncontrolling interests) is a non-GAAP measure, which represents noninterest expense, but excludes expenses attributable to noncontrolling interests. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP noninterest expense (excluding expenses related to noncontrolling interests) to GAAP noninterest expense for fiscal 2017 is included in this release, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of this measure.

(4)
Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this release, including our CEO's statement and in the section “Outlook for the Year Ending December 31, 2017” above, we make forward-looking statements discussing management’s expectations about, among other things, economic conditions; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains; loan growth, loan mix and loan yields; expense levels; our expected effective tax rate; and financial results (and the components of such results) for certain quarters in, and for the full year 2017.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:

•	market and economic conditions, including the interest rate environment, and the associated impact on us;

•	changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs;

•	the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios;

•	changes in the levels of our loans, deposits and client investment fund balances;

•	changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets;

•	variations from our expectations as to factors impacting our cost structure;

•
changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity;

•	variations from our expectations as to factors impacting the timing and level of employee share-based transactions;

•	variations from our expectations as to factors impacting our estimate of our full-year effective tax rate;

•	changes in applicable accounting standards and tax laws; and

•	regulatory or legal changes or their impact on us.

For additional information about these and other factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including under the caption "Risk Factors" in our most recent Annual Report filed on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.

Earnings Conference Call

On July 27, 2017, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the quarter ended June 30, 2017. The conference call can be accessed by dialing (888) 771-4371 or (847) 585-4405, and entering the confirmation “45302213.” A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the conference call will be available beginning at approximately 5:30 p.m. (Pacific Time) on Thursday, July 27, 2017, through 9:59 p.m. (Pacific Time) on Saturday, August 26, 2017, and may be accessed by dialing (888) 843-7419 or (630) 652-3042 and entering the passcode “45302213#.” A replay of the audio webcast will also be available on www.svb.com for 12 months beginning Thursday, July 27, 2017.

About SVB Financial Group

For more than 30 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial and private banking, asset management, private wealth management, brokerage and investment services, funds management and business valuation services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at svb.com.

SVB Financial Group is the holding company for all business units and groups © 2017 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Six months ended
(Dollars in thousands, except share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest income:
Loans	$250,197	$227,341	$205,287	$477,538	$403,229
Investment securities:
Taxable	95,522	89,803	86,603	185,325	177,653
Non-taxable	885	646	575	1,531	1,171
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	7,323	3,136	1,527	10,459	3,597
Total interest income	353,927	320,926	293,992	674,853	585,650
Interest expense:
Deposits	2,197	1,717	1,261	3,914	2,449
Borrowings	9,034	9,216	9,395	18,250	18,444
Total interest expense	11,231	10,933	10,656	22,164	20,893
Net interest income	342,696	309,993	283,336	652,689	564,757
Provision for credit losses (1)	15,806	30,734	36,746	46,540	70,221
Net interest income after provision for credit losses	326,890	279,259	246,590	606,149	494,536
Noninterest income:
Gains on investment securities, net	17,630	15,970	23,270	33,600	18,586
Gains on equity warrant assets, net (2)	10,820	6,690	5,089	17,510	11,695
Foreign exchange fees	26,108	26,247	24,088	52,355	51,054
Credit card fees	18,099	17,730	15,424	35,829	30,931
Deposit service charges	14,563	13,975	13,114	28,538	25,786
Client investment fees	12,982	9,026	8,012	22,008	16,007
Lending related fees	8,509	8,961	7,802	17,470	15,615
Letters of credit and standby letters of credit fees	7,006	6,639	6,014	13,645	11,603
Other (2)	12,811	12,421	9,963	25,232	17,633
Total noninterest income	128,528	117,659	112,776	246,187	198,910
Noninterest expense:
Compensation and benefits	148,973	147,176	115,580	296,149	237,842
Professional services	27,925	25,419	25,516	53,344	44,516
Premises and equipment	18,958	15,858	16,586	34,816	31,570
Net occupancy	11,126	11,651	9,359	22,777	19,394
Business development and travel	11,389	9,195	9,327	20,584	21,573
FDIC and state assessments	9,313	8,682	6,892	17,995	13,819
Correspondent bank fees	3,163	3,445	2,713	6,608	6,365
Other	20,399	16,207	13,966	36,606	28,759
Total noninterest expense (1)	251,246	237,633	199,939	488,879	403,838
Income before income tax expense	204,172	159,285	159,427	363,457	289,608
Income tax expense (3)	71,656	51,405	65,047	123,061	118,631
Net income before noncontrolling interests	132,516	107,880	94,380	240,396	170,977
Net (income) loss attributable to noncontrolling interests	(9,323)	(6,397)	(1,416)	(15,720)	1,161
Net income available to common stockholders (3)	$123,193	$101,483	$92,964	$224,676	$172,138
Earnings per common share—basic (3)	$2.34	$1.94	$1.79	$4.28	$3.33
Earnings per common share—diluted (3)	2.32	1.91	1.78	4.22	3.30
Weighted average common shares outstanding—basic	52,536,927	52,343,571	51,830,823	52,440,783	51,738,583
Weighted average common shares outstanding—diluted	53,194,031	53,179,433	52,187,201	53,180,390	52,130,423

(1)
Our consolidated statements of income for the three and six months ended June 30, 2016 were modified from prior periods’ presentation to conform to the current period's presentation, which reflects our provision for loan losses and provision for unfunded credit commitments together as our “provision for credit losses”. In prior periods, our provision for unfunded credit commitments were reported separately as a component of noninterest expense.

(2)
Our consolidated statements of income for the three and six months ended June 30, 2016 were modified from prior periods’ presentation to conform to the current period's presentation, which reflects a new line item to separately disclose net gains on equity warrant assets. In prior periods, net gains on equity warrant assets were reported as a component of net gains on derivative instruments. We removed the line item "gains on derivative instruments, net" and reclassified all other gains on derivative instruments, net to other noninterest income.

(3)
Included in income tax expense, net income available to common stockholders, earnings per common share-basic and earnings for common share-diluted, for the three and six months ended June 30, 2017, are tax benefits recognized associated with the adoption of Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting in the first quarter of 2017. This guidance was adopted on a prospective basis with no change to prior period amounts. (See "Income Tax Expense" for further details).

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in thousands, except par value and share data)	June 30, 2017	March 31, 2017	June 30, 2016
Assets:
Cash and cash equivalents	$3,854,244	$3,795,679	$1,854,457
Available-for-sale securities, at fair value (cost $12,053,305, $12,360,744, and $12,853,624, respectively)	12,071,052	12,384,007	13,058,617
Held-to-maturity securities, at cost (fair value $9,910,504 $8,567,817, and $8,322,048, respectively)	9,938,371	8,615,695	8,200,443
Non-marketable and other securities	630,670	635,550	664,054
Investment securities	22,640,093	21,635,252	21,923,114
Loans, net of unearned income	20,976,466	20,427,451	18,833,778
Allowance for loan losses	(236,496)	(243,130)	(244,723)
Net loans	20,739,970	20,184,321	18,589,055
Premises and equipment, net of accumulated depreciation and amortization	121,947	122,304	110,485
Accrued interest receivable and other assets	1,044,125	675,783	655,543
Total assets	$48,400,379	$46,413,339	$43,132,654
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits	$35,046,371	$33,587,934	$30,287,849
Interest-bearing deposits	7,418,920	7,491,766	7,308,718
Total deposits	42,465,291	41,079,700	37,596,567
Short-term borrowings	470	5,163	503,219
Other liabilities	1,145,154	629,555	602,746
Long-term debt	749,429	795,465	796,329
Total liabilities	44,360,344	42,509,883	39,498,861
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 52,684,159 shares, 52,427,709 shares, and 52,025,673 shares outstanding, respectively	53	52	52
Additional paid-in capital	1,283,485	1,268,507	1,209,821
Retained earnings	2,601,007	2,477,814	2,165,784
Accumulated other comprehensive income	14,890	17,958	129,921
Total SVBFG stockholders’ equity	3,899,435	3,764,331	3,505,578
Noncontrolling interests	140,600	139,125	128,215
Total equity	4,040,035	3,903,456	3,633,793
Total liabilities and total equity	$48,400,379	$46,413,339	$43,132,654

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	June 30, 2017			March 31, 2017			June 30, 2016
(Dollars in thousands, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$3,903,377	$7,323	0.75%	$2,502,930	$3,136	0.51%	$1,796,679	$1,527	0.34%
Investment securities: (2)
Available-for-sale securities:
Taxable	12,393,079	48,271	1.56	12,550,264	45,707	1.48	13,399,323	46,108	1.38
Held-to-maturity securities:
Taxable	8,964,785	47,251	2.11	8,495,674	44,096	2.10	8,321,790	40,495	1.96
Non-taxable (3)	163,622	1,361	3.34	104,502	994	3.86	61,045	884	5.82
Total loans, net of unearned income (4) (5)	20,508,541	250,197	4.89	20,069,314	227,341	4.59	18,199,259	205,287	4.54
Total interest-earning assets	45,933,404	354,403	3.10	43,722,684	321,274	2.98	41,778,096	294,301	2.83
Cash and due from banks	356,884			354,684			259,054
Allowance for loan losses	(250,167)			(234,274)			(239,727)
Other assets (6)	1,509,243			1,457,940			1,572,607
Total assets	$47,549,364			$45,301,034			$43,370,030
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$424,070	$81	0.08%	$394,928	$75	0.08%	$309,733	$60	0.08%
Money market deposits	5,689,552	1,967	0.14	5,525,682	1,498	0.11	5,975,948	1,035	0.07
Money market deposits in foreign offices	210,069	22	0.04	151,474	16	0.04	128,565	15	0.05
Time deposits	47,376	15	0.13	53,811	17	0.13	59,485	16	0.11
Sweep deposits in foreign offices	1,138,509	112	0.04	1,123,217	111	0.04	1,343,803	135	0.04
Total interest-bearing deposits	7,509,576	2,197	0.12	7,249,112	1,717	0.10	7,817,534	1,261	0.06
Short-term borrowings	2,690	11	1.64	67,471	120	0.72	302,527	360	0.48
3.50% Senior Notes	347,087	3,143	3.63	347,008	3,142	3.67	346,771	3,140	3.64
5.375% Senior Notes	347,785	4,853	5.60	347,636	4,851	5.66	347,204	4,845	5.61
Junior Subordinated Debentures	54,435	831	6.12	54,478	832	6.19	54,610	832	6.13
6.05% Subordinated Notes	30,934	196	2.54	46,498	271	2.36	47,866	218	1.83
Total interest-bearing liabilities	8,292,507	11,231	0.54	8,112,203	10,933	0.55	8,916,512	10,656	0.48
Portion of noninterest-bearing funding sources	37,640,897			35,610,481			32,861,584
Total funding sources	45,933,404	11,231	0.10	43,722,684	10,933	0.10	41,778,096	10,656	0.10
Noninterest-bearing funding sources:
Demand deposits	34,629,070			32,709,423			30,342,425
Other liabilities	617,097			612,800			528,274
SVBFG stockholders’ equity	3,874,880			3,732,134			3,451,702
Noncontrolling interests	135,810			134,474			131,117
Portion used to fund interest-earning assets	(37,640,897)			(35,610,481)			(32,861,584)
Total liabilities and total equity	$47,549,364			$45,301,034			$43,370,030
Net interest income and margin		$343,172	3.00%		$310,341	2.88%		$283,645	2.73%
Total deposits	$42,138,646			$39,958,535			$38,159,959
Average SVBFG stockholders’ equity as a percentage of average assets			8.15%			8.24%			7.96%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(476)			(348)			(309)
Net interest income, as reported		$342,696			$309,993			$283,336

(1)
Includes average interest-earning deposits in other financial institutions of $981 million, $799 million and $633 million; and $2.8 billion, $1.6 billion and $1.1 billion deposited at the Federal Reserve Bank, earning interest at the Fed Funds target rate, for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $33.0 million, $27.2 million and $24.2 million for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

(6)
Average investment securities of $663 million, $658 million and $824 million for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, were classified as other assets as they are noninterest-earning assets. These investments consist primarily of non-marketable and other securities.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Six months ended
	June 30, 2017			June 30, 2016
(Dollars in thousands, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$3,207,021	$10,459	0.66%	$1,963,818	$3,597	0.37%
Investment securities: (2)
Available-for-sale securities:
Taxable	12,471,237	93,978	1.52	14,045,978	96,191	1.38
Held-to-maturity securities:
Taxable	8,731,526	91,347	2.11	8,458,435	81,462	1.94
Non-taxable (3)	134,226	2,355	3.54	62,324	1,802	5.81
Total loans, net of unearned income (4) (5)	20,290,141	477,538	4.75	17,605,847	403,229	4.61
Total interest-earning assets	44,834,151	675,677	3.04	42,136,402	586,281	2.80
Cash and due from banks	355,790			330,744
Allowance for loan losses	(242,264)			(232,535)
Other assets (6)	1,483,733			1,545,499
Total assets	$46,431,410			$43,780,110
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$409,579	$156	0.08%	$311,596	$121	0.08%
Money market deposits	5,608,069	3,465	0.12	6,036,761	1,981	0.07
Money market deposits in foreign offices	180,934	38	0.04	130,368	30	0.05
Time deposits	50,576	32	0.13	63,476	39	0.12
Sweep deposits in foreign offices	1,130,906	223	0.04	1,390,878	278	0.04
Total interest-bearing deposits	7,380,064	3,914	0.11	7,933,079	2,449	0.06
Short-term borrowings	34,902	131	0.76	173,640	402	0.47
3.50% Senior Notes	347,047	6,285	3.65	346,732	6,280	3.64
5.375% Senior Notes	347,711	9,704	5.63	347,134	9,687	5.61
Junior Subordinated Debentures	54,456	1,663	6.16	54,632	1,663	6.12
6.05% Subordinated Notes	38,673	467	2.44	48,080	412	1.72
Total interest-bearing liabilities	8,202,853	22,164	0.54	8,903,297	20,893	0.47
Portion of noninterest-bearing funding sources	36,631,298			33,233,105
Total funding sources	44,834,151	22,164	0.10	42,136,402	20,893	0.10
Noninterest-bearing funding sources:
Demand deposits	33,674,549			30,780,965
Other liabilities	614,961			576,535
SVBFG stockholders’ equity	3,803,902			3,387,031
Noncontrolling interests	135,145			132,282
Portion used to fund interest-earning assets	(36,631,298)			(33,233,105)
Total liabilities and total equity	$46,431,410			$43,780,110
Net interest income and margin		$653,513	2.94%		$565,388	2.70%
Total deposits	$41,054,613			$38,714,044
Average SVBFG stockholders’ equity as a percentage of average assets			8.19%			7.74%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(824)			(631)
Net interest income, as reported		$652,689			$564,757

(1)
Includes average interest-earning deposits in other financial institutions of $891 million and $600 million for the six months ended June 30, 2017 and 2016, respectively. The balance also includes $2.2 billion and $1.3 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate for the six months ended June 30, 2017 and 2016, respectively.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $60.1 million and $49.7 million for the six months ended June 30, 2017 and 2016, respectively.

(6)
Average investment securities of $661 million and $803 million for the six months ended June 30, 2017 and 2016, respectively, were classified as other assets as they are noninterest-earning assets. These investments consisted primarily of non-marketable and other securities.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Six months ended
(Shares in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Weighted average common shares outstanding—basic	52,537	52,344	51,831	52,441	51,739
Effect of dilutive securities:
Stock options and employee stock purchase plan	368	440	238	397	246
Restricted stock units	289	395	118	342	145
Total effect of dilutive securities	657	835	356	739	391
Weighted average common shares outstanding—diluted	53,194	53,179	52,187	53,180	52,130
SVB Financial and Bank Capital Ratios

	June 30, 2017	March 31, 2017	June 30, 2016
SVB Financial:
CET 1 risk-based capital ratio	13.05%	13.05%	12.43%
Tier 1 risk-based capital ratio	13.43	13.44	12.89
Total risk-based capital ratio	14.39	14.45	13.92
Tier 1 leverage ratio	8.40	8.51	8.08
Tangible common equity to tangible assets ratio (1)	8.06	8.11	8.13
Tangible common equity to risk-weighted assets ratio (1)	13.11	13.12	12.91
Silicon Valley Bank:
CET 1 risk-based capital ratio	12.59%	12.75%	12.57%
Tier 1 risk-based capital ratio	12.59	12.75	12.57
Total risk-based capital ratio	13.59	13.80	13.65
Tier 1 leverage ratio	7.66	7.81	7.56
Tangible common equity to tangible assets ratio (1)	7.58	7.66	7.90
Tangible common equity to risk-weighted assets ratio (1)	12.65	12.82	13.07

(1)	These are non-GAAP measures. A reconciliation of non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

Loan Concentrations

(Dollars in thousands, except ratios and client data)	June 30, 2017	March 31, 2017	June 30, 2016
Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million
Commercial loans:
Software/internet	$1,717,437	$1,959,737	$1,967,503
Hardware	543,535	500,186	442,000
Private equity/venture capital	6,039,986	5,793,533	4,901,534
Life science/healthcare	581,634	593,332	620,409
Premium wine (1)	41,347	24,733	41,149
Other	162,789	213,395	165,087
Total commercial loans	9,086,728	9,084,916	8,137,682
Real estate secured loans:
Premium wine (1)	127,691	106,665	106,683
Consumer (2)	—	—	—
Other	20,733	20,933	21,533
Total real estate secured loans	148,424	127,598	128,216
Construction loans	22,775	21,527	—
Consumer loans (2)	84,618	90,859	105,717
Total loans individually equal to or greater than $20 million	$9,342,545	$9,324,900	$8,371,615
Loans (individually or in the aggregate) to any single client, less than $20 million
Commercial loans:
Software/internet	$3,725,095	$3,546,059	$3,603,450
Hardware	587,646	608,549	689,574
Private equity/venture capital	2,862,450	2,643,821	2,228,229
Life science/healthcare	1,166,679	1,189,705	1,173,471
Premium wine	169,629	179,101	151,420
Other	285,313	267,517	216,056
Total commercial loans	8,796,812	8,434,752	8,062,200
Real estate secured loans:
Premium wine	567,459	566,166	531,856
Consumer	2,125,326	2,010,464	1,747,144
Other	22,332	22,526	23,138
Total real estate secured loans	2,715,117	2,599,156	2,302,138
Construction loans	58,246	49,741	80,044
Consumer loans	191,226	140,102	133,905
Total loans individually less than $20 million	$11,761,401	$11,223,751	$10,578,287
Total gross loans	$21,103,946	$20,548,651	$18,949,902
Loans individually equal to or greater than $20 million as a percentage of total gross loans	44.3%	45.4%	44.2%
Total clients with loans individually equal to or greater than $20 million	251	243	228
Loans individually equal to or greater than $20 million on nonaccrual status	$77,093	$79,655	$81,890

(1)	Premium wine clients can have loan balances included in both commercial loans and real estate secured loans, the combination of which are equal to or greater than $20 million.

(2)	Consumer loan clients can have loan balances included in both real estate secured loans and other consumer loans, the combination of which are equal to or greater than $20 million.

Credit Quality

(Dollars in thousands, except ratios)	June 30, 2017	March 31, 2017	June 30, 2016
Gross nonaccrual, past due, and restructured loans:
Nonaccrual loans	$120,172	$138,764	$124,319
Loans past due 90 days or more still accruing interest	85	60	412
Total nonperforming loans	120,257	138,824	124,731
OREO and other foreclosed assets	—	—	—
Total nonperforming assets	$120,257	$138,824	$124,731
Nonperforming loans as a percentage of total gross loans	0.57%	0.68%	0.66%
Nonperforming assets as a percentage of total assets	0.25	0.30	0.29
Allowance for loan losses	$236,496	$243,130	$244,723
As a percentage of total gross loans	1.12%	1.18%	1.29%
As a percentage of total gross nonperforming loans	196.66	175.14	196.20
Allowance for loan losses for nonaccrual loans	$40,558	$50,395	$59,856
As a percentage of total gross loans	0.19%	0.25%	0.32%
As a percentage of total gross nonperforming loans	33.73	36.30	47.99
Allowance for loan losses for total gross performing loans	$195,938	$192,735	$184,867
As a percentage of total gross loans	0.93%	0.94%	0.98%
As a percentage of total gross performing loans	0.93	0.94	0.98
Total gross loans	$21,103,946	$20,548,651	$18,949,902
Total gross performing loans	20,983,689	20,409,827	18,825,171
Allowance for unfunded credit commitments (1)	47,000	46,335	34,889
As a percentage of total unfunded credit commitments	0.28%	0.29%	0.23%
Total unfunded credit commitments (2)	$16,786,807	$16,082,331	$15,502,488

(1)	The “allowance for unfunded credit commitments” is included as a component of “other liabilities.”

(2)	Includes unfunded loan commitments and letters of credit.

Average Off-Balance Sheet Client Investment Funds(1)

	Three months ended			Six months ended
(Dollars in millions)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Client directed investment assets	$6,223	$5,364	$7,248	$5,794	$7,283
Client investment assets under management (2)	24,423	23,047	21,222	23,735	21,477
Sweep money market funds	18,463	17,719	14,413	18,091	13,918
Total average client investment funds	$49,109	$46,130	$42,883	$47,620	$42,678

Period-end Off-Balance Sheet Client Investment Funds(1)

	Period-end balances at
(Dollars in millions)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Client directed investment assets	$7,223	$5,241	$5,510	$6,262	$7,117
Client investment assets under management (2)	25,426	23,292	23,115	20,819	20,508
Sweep money market funds	19,249	17,902	17,173	16,263	15,447
Total period-end client investment funds	$51,898	$46,435	$45,798	$43,344	$43,072

(1)	Off-Balance sheet client investment funds are maintained at third-party financial institutions.

(2)	These funds represent investments in third-party money market mutual funds and fixed income securities managed by SVB Asset Management.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (including, but not limited to, non-GAAP core fee income, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other securities, non-GAAP noninterest expense and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:

•
Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of certain SVB Capital funds. The relevant amounts attributable to investors other than us are reflected under “Net (Income) Loss Attributable to Noncontrolling Interests.” Our net income available to common stockholders/certain financial line items include only the portion of income or loss related to our ownership interest.

In addition, in this press release, we use certain non-GAAP financial ratios and measures that are not required by GAAP or exclude certain financial items from calculations that are otherwise required under GAAP, including:

•
Tangible common equity to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements, and are used by management to evaluate the adequacy of our capital levels. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets are calculated by assigning assets and off-balance sheet items to broad risk categories. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles, if any.

•
Non-GAAP operating efficiency ratio — This ratio excludes certain financial items that are otherwise required under GAAP. It is calculated by dividing noninterest expense by total revenue, after adjusting both amounts by income (losses) and expense attributable to noncontrolling interests and adjustments to net interest income for a taxable equivalent basis.

•
Non-GAAP core fee income — This measure represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control. We do not provide our outlook for the expected full year results for these excluded items, which include gains or losses on investment securities, equity warrant assets and other noninterest income items.

	Three months ended					Six months ended
Non-GAAP noninterest income, net of noncontrolling interests (Dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
GAAP noninterest income	$128,528	$117,659	$113,502	$144,140	$112,776	$246,187	$198,910
Less: income (losses) attributable to noncontrolling interests, including carried interest allocation	9,536	6,559	4,412	4,679	1,619	16,095	(1,052)
Non-GAAP noninterest income, net of noncontrolling interests	$118,992	$111,100	$109,090	$139,461	$111,157	$230,092	$199,962

	Three months ended					Six months ended
Non-GAAP core fee income (Dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
GAAP noninterest income	$128,528	$117,659	$113,502	$144,140	$112,776	$246,187	$198,910
Less: gains on investment securities, net	17,630	15,970	9,976	23,178	23,270	33,600	18,586
Less: net gains on equity warrant assets	10,820	6,690	4,639	21,558	5,089	17,510	11,695
Less: other noninterest income	12,811	12,421	14,239	18,878	9,963	25,232	17,633
Non-GAAP core fee income	$87,267	$82,578	$84,648	$80,526	$74,454	$169,845	$150,996

	Three months ended					Six months ended
Non-GAAP net gains on investment securities, net of noncontrolling interests (Dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
GAAP net gains on investment securities	$17,630	$15,970	$9,976	$23,178	$23,270	$33,600	$18,586
Less: income (losses) attributable to noncontrolling interests, including carried interest allocation	9,465	6,462	4,661	4,745	1,622	15,927	(1,094)
Non-GAAP net gains on investment securities, net of noncontrolling interests	$8,165	$9,508	$5,315	$18,433	$21,648	$17,673	$19,680

	Three months ended					Six months ended
Non-GAAP operating efficiency ratio, net of noncontrolling interests (Dollars in thousands, except ratios)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
GAAP noninterest expense	$251,246	$237,633	$235,186	$220,773	$199,939	$488,879	$403,838
Less: expense attributable to noncontrolling interests	223	169	240	117	258	392	167
Non-GAAP noninterest expense, net of noncontrolling interests	$251,023	$237,464	$234,946	$220,656	$199,681	$488,487	$403,671
GAAP net interest income	$342,696	$309,993	$296,605	$289,161	$283,336	$652,689	$564,757
Adjustments for taxable equivalent basis	476	348	291	281	309	824	631
Non-GAAP taxable equivalent net interest income	$343,172	$310,341	$296,896	$289,442	$283,645	$653,513	$565,388
Less: net interest income attributable to noncontrolling interests	10	7	4	4	55	17	58
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests	$343,162	$310,334	$296,892	$289,438	$283,590	$653,496	$565,330
GAAP noninterest income	$128,528	$117,659	$113,502	$144,140	$112,776	$246,187	$198,910
Non-GAAP noninterest income, net of noncontrolling interests	$118,992	$111,100	$109,090	$139,461	$111,157	$230,092	$199,962
GAAP total revenue	$471,224	$427,652	$410,107	$433,301	$396,112	$898,876	$763,667
Non-GAAP taxable equivalent revenue, net of noncontrolling interests	$462,154	$421,434	$405,982	$428,899	$394,747	$883,588	$765,292
GAAP operating efficiency ratio	53.32%	55.57%	57.35%	50.95%	50.48%	54.39%	52.88%
Non-GAAP, net of noncontrolling interests operating efficiency ratio	54.32	56.35	57.87	51.45	50.58	55.28	52.75

Non-GAAP non-marketable and other securities, net of noncontrolling interests (Dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
GAAP non-marketable and other securities	$630,670	$635,550	$622,552	$625,178	$664,054
Less: amounts attributable to noncontrolling interests	124,453	126,263	122,415	121,397	121,803
Non-GAAP non-marketable and other securities, net of noncontrolling interests	$506,217	$509,287	$500,137	$503,781	$542,251

SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
GAAP SVBFG stockholders’ equity	$3,899,435	$3,764,331	$3,642,554	$3,593,051	$3,505,578
Tangible common equity	$3,899,435	$3,764,331	$3,642,554	$3,593,051	$3,505,578
GAAP total assets	$48,400,379	$46,413,339	$44,683,660	$43,274,037	$43,132,654
Tangible assets	$48,400,379	$46,413,339	$44,683,660	$43,274,037	$43,132,654
Risk-weighted assets	$29,754,958	$28,691,192	$28,248,750	$27,407,756	$27,145,857
Tangible common equity to tangible assets	8.06%	8.11%	8.15%	8.30%	8.13%
Tangible common equity to risk-weighted assets	13.11	13.12	12.89	13.11	12.91

Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Tangible common equity	$3,607,234	$3,508,871	$3,423,427	$3,405,028	$3,359,097
Tangible assets	$47,571,865	$45,807,551	$44,059,340	$42,651,702	$42,522,293
Risk-weighted assets	$28,515,724	$27,368,552	$26,856,850	$25,909,301	$25,691,978
Tangible common equity to tangible assets	7.58%	7.66%	7.77%	7.98%	7.90%
Tangible common equity to risk-weighted assets	12.65	12.82	12.75	13.14	13.07